EXHIBIT 21

Subsidiaries of Benchmark Electronics, Inc.

Name of Subsidiary	Jurisdiction of Organization

AVEX Constitution, Inc.	United States
AVEX Liberty, Inc.	United States
BEI Electronics Ireland Ltd.	Ireland
Benchmark BV Holdings, Inc.	United States
Benchmark Electronics (M) Sdn. Bhd.	Malaysia
Benchmark Electronics (Suzhou) Co., Ltd.	China
Benchmark Electronics (Thailand) Public Company Limited (1)	Thailand
Benchmark Electronics (Thailand) ROH Limited	Thailand
Benchmark Electronics B.V.	The Netherlands
Benchmark Electronics de Mexico, S. de R.L. de C.V.	Mexico
Benchmark Electronics Delaware Corp.	United States
Benchmark Electronics GmbH	Germany
Benchmark Electronics Huntsville, Inc.	United States
Benchmark Electronics Ltda.	Brazil
Benchmark Electronics Manufacturing Singapore Pte. Ltd.	Singapore
Benchmark Electronics Manufacturing Solutions (Moorpark), Inc.	United States
Benchmark Electronics Manufacturing Solutions, Inc.	United States
Benchmark Electronics Matamoros, S. de R.L. de C.V.	Mexico
Benchmark Electronics Netherlands Holding B.V.	The Netherlands
Benchmark Electronics Phoenix, Inc.	United States
Benchmark Electronics Pte. Ltd.	Singapore
Benchmark Electronics Romania Holding BV	The Netherlands
Benchmark Electronics Romania Srl.	Romania
Benchmark Electronics Servicios, S. de R.L. de C.V.	Mexico
Benchmark Electronics Singapore IPO Pte. Ltd.	Singapore
Benchmark Electronics Technology (Shenzhen) Co. Ltd.	China
Benchmark Electronics Tijuana S. de R.L. de C.V.	Mexico
CathiO LLC	United States
CTS Electronics Corporation (Thailand) Ltd.	Thailand
Current Electronics, Inc.	United States
Dacia Company Limited	British Virgin Islands
EFTC Operating Corporation	United States
K*Tec Operating Corporation	United States
Pemstar (Beihai) Enterprise Co. Ltd.	China
Pemstar (Tianjin) Enterprise Co. Ltd.	China
Pemstar Ireland Ltd.	Ireland
Pemstar Luxembourg S.a.r.L.	Luxembourg
Pemstar Thailand Limited	Thailand
RM Electronics, Inc.	United States
RodniC LLC	United States
Suntron GCO, LP	United States

(1) Benchmark Electronics, Inc. effectively owns 99.78% of Benchmark Electronics (Thailand) Public
Company Limited.

Unless otherwise noted, all subsidiaries are wholly-owned, directly or indirectly, by Benchmark
Electronics, Inc.

100